EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
     We consent to the use in this Registration Statement on Form S-3 of Javelin Pharmaceuticals, Inc. of our reports dated March 14, 2007 relating to our audits of the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form 10-K/A Amendment No. 1 of Javelin Pharmaceuticals, Inc. for the year ended December 31, 2006.

/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP
Burlington, Massachusetts February 4, 2008

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